Exhibit 99.1

BioTime, Inc. Announces the Appointment of Life Sciences Industry Veteran Russell Skibsted as Chief Financial Officer

ALAMEDA, Calif.--(BUSINESS WIRE)--November 18, 2015--BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical-stage regenerative medicine company with a focus on pluripotent stem cell technology, today announced that the Company’s Board of Directors has appointed Russell Skibsted to the position of Chief Financial Officer, succeeding Robert Peabody.

Mr. Russell Skibsted brings over 25 years of financial management and life sciences business experience to BioTime. He has served as CFO for both public and private life sciences companies. Immediately prior to joining the BioTime team, Russell was CFO at Proove Biosciences, a commercial-stage diagnostics and personalized medicine company. Previously he was Senior Vice President, CFO, and Secretary of Aeolus Pharmaceuticals, a biotechnology company that received over $150M in government funding in the biodefense and oncology sectors. Mr. Skibsted also served as SVP and Chief Business Officer of Spectrum Pharmaceuticals, a commercial-stage pharmaceutical company, and as CFO of Hana Biosciences. During his tenure at these companies, Mr. Skibsted successfully raised several investment rounds, including both public and private offerings as well as corporate partnerships, while raising the profile of these companies and developing strong relationships with institutional investors and analysts. Earlier in his career, Mr. Skibsted was Partner and CFO at Asset Management Company, one of the oldest and most respected venture capital firms in Silicon Valley. Mr. Skibsted holds an MBA from the Stanford Graduate School of Business, and a BA from Claremont McKenna College.

“The addition of Russell to our team is consistent with our commitment to evolve the management of BioTime as we prepare for later stage clinical trials and future commercial operations,” commented Adi Mohanty, BioTime’s co-CEO. “I’m confident that Russell’s proven leadership and experience in a wide range of public and private life sciences companies will strengthen our team and help us to create more value for our shareholders.”

“I am excited to join BioTime,” said Skibsted. “BioTime is clearly a leader in regenerative medicine with a strong foundation in science and intellectual property. As the company progresses its therapies for patients with chronic and degenerative diseases, I look forward to helping BioTime to maintain a strong financial position so that we are ready for the next phase of growth and development.”

Robert W. Peabody has served as BioTime’s CFO since he joined the company in 2007. Working with co-CEO Dr. Michael West, he has helped BioTime to acquire and develop leading regenerative medicine assets, including both products under development and a large patent estate, thereby successfully repositioning the company to have multiple clinical-stage programs and leadership of the pluripotent stem cell field. Mr. Peabody has been instrumental in the development of several early stage companies, having been a co-founder of both Geron and Ocata Therapeutics, and having helped to create Asterias Therapeutics. He is joining LifeMap Solutions to apply his early stage expertise in assisting the company on its business strategy, vision, and equity capital raising, among other activities. Mr. Peabody stated that, “I want to welcome Russell to the team, and say that in an effort to accelerate the overall BioTime growth strategy, I will be available for consultation to ensure continuity and a smooth transition.”

About BioTime

BioTime, Inc., a pioneer in regenerative medicine, is a clinical-stage biotechnology company. BioTime and its subsidiaries are leveraging their industry-leading experience in pluripotent stem cell technology and a broad intellectual property portfolio to facilitate the development and use of cell-based therapies and gene marker-based molecular diagnostics for major diseases and degenerative conditions for which there presently are no cures. The lead clinical programs of BioTime and its subsidiaries include OpRegen®, currently in a Phase I/IIa trial for the treatment of the dry form of age-related macular degeneration; AST-OPC1, currently in a Phase I/IIa trial for spinal cord injuries; Renevia™, currently in a pivotal trial in Europe as an injectable matrix for the engraftment of transplanted cells to treat HIV-related lipoatrophy; and cancer diagnostics, nearing the completion of initial clinical studies for the detection of lung, bladder, and breast cancers. AST-VAC2, a cancer vaccine, is in the pre-clinical trial stage.

BioTime’s subsidiaries include the publicly traded Asterias Biotherapeutics, Inc. (NYSE MKT: AST), developing pluripotent stem cell-based therapies in neurology and oncology, including AST-OPC1 and AST-VAC2; Cell Cure Neurosciences Ltd., developing stem cell-based therapies for retinal and neurological disorders, including OpRegen®; OncoCyte Corporation, developing cancer diagnostics; LifeMap Sciences, Inc., developing and marketing an integrated online database resource for biomedical and stem cell research; LifeMap Solutions, Inc., a subsidiary of LifeMap Sciences, developing mobile health (mHealth) products; ES Cell International Pte Ltd, which has developed cGMP-compliant human embryonic stem cell lines being marketed; OrthoCyte Corporation, developing therapies to treat orthopedic disorders, diseases, and injuries; and ReCyte Therapeutics, Inc., developing therapies to treat a variety of cardiovascular and related ischemic disorders.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime’s Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Dan L. Lawrence, 510-775-0510
dlawrence@biotimeinc.com
or
EVC Group, Inc.
Michael Polyviou, 646-445-4800
mpolyviou@evcgroup.com
or
Media Contact:
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Bill Douglass, 646-504-0890
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